Exhibit 99.1

NEWS RELEASE	CONTACT:	Lara Mahoney
440-329-6393

INVACARE REPORTS RESULTS FOR THE FIRST QUARTER 2017

ELYRIA, Ohio - (May 8, 2017) - Invacare Corporation (NYSE: IVC) today reported results for the first quarter ended March 31, 2017. All comparisons are with respect to the same period last year, unless otherwise stated.

Key Highlights

•	Reported net sales decreased 10.0% to $231.7 million. Excluding the divested Garden City Medical, Inc., constant currency net sales(a) decreased 4.4%.

•	Gross margin as a percentage of net sales increased 180 basis points to 28.1%.

•	Operating loss increased $5.6 million to $10.7 million.

•	GAAP loss per share was $0.52; adjusted net loss per share(b) was $0.47.

•	Free cash flow(c) improved by $6.8 million to $(33.4) million.

•	Consent decree milestones: FDA accepted second and third expert certification reports; company submitted "5(H) report."

After another quarter of progress on the company’s planned transformation, reported net sales decreased 10.0% to $231.7 million, or 4.4% on a constant currency basis, excluding the impact of the third quarter 2016 divestiture of Garden City Medical, Inc. (GCM). As a result of the strategic shift to more clinically complex products, gross margin as a percentage of net sales increased 180 basis points to 28.1%. Operating loss increased by $5.6 million, primarily driven by lower net sales and restructuring costs largely related to the reduction in force that was announced on January 31, 2017. Adjusted net loss per share increased by $0.21 to $0.47.

Key Indicators of the Transformation(1)

(in millions USD)	Phase One/Two Indicators(1)	Q1 17	Q1 16	$ Change	% Change
Net Sales	ò	$231.7	$257.6	$(25.8)	(10.0)%
Constant Currency Net Sales, excluding GCM	ò	$237.4	$248.4	$(11.0)	(4.4)%
Gross Margin % of Net Sales	ñ	28.1%	26.3%		180 bps
Gross Profit	ò	$65.1	$67.9	$(2.7)	(4.0)%
Constant Currency SG&A, excluding GCM	ñ	$73.5	$71.6	$1.9	2.7%
Free Cash Flow	ò	$(33.4)	$(40.2)	$6.8	17.0%
EBITDA(d)		$(7.1)	$(1.4)	$(5.6)	(396.0)%
(1)As previously disclosed, the key indicators of the transformation noted in this table are measures of progress used by the company as it moves through its three-phase transformation from a generalist durable medical equipment company toward more clinically complex products and solutions.

CEO Summary
“Our organization continues to make progress transforming from being a generalist durable medical equipment company toward more clinically complex products and solutions. Net sales of basic aids for daily living continued to decline, while mobility and seating sales, excluding discontinued consumer power products, increased in the North America/Home Medical Equipment (NA/HME) segment, where the transformation is most significant. Gross margin as a percentage of net sales grew primarily due to our more favorable mix of products," said Matthew E. Monaghan, chairman, president and chief executive officer. “In the next phase of Invacare's transformation, we are focusing on reducing costs and driving efficiency around the more clinical core of our business. This is the area we expect to grow in the long-term by emphasizing greater clinical value and better economics built around sustainable innovation.”

Regarding progress on the consent decree, Monaghan said, "Our focus on a quality culture and specific actions at our Corporate and Taylor Street facilities resulted in recently passing three notable milestones related to the consent decree with the United States Food and Drug Administration (FDA). In April, FDA reinstated Certification-2 and accepted our third-party expert Certification-3 report. As a result, we submitted to FDA the required 5(H) report that confirms our compliance with FDA regulatory requirements. This is another important step toward resolving the consent decree. We expect FDA to initiate its inspection of the impacted facilities later this month. Continued progress resolving our consent decree demonstrates our commitment to quality excellence, which remains our top priority.”

Segment Results

(in millions USD)	Net Sales				Operating Income (Loss)
	Q1 17	Q1 16	Reported % Change	Constant Currency % Change	Q1 17	Q1 16	% Change
Europe	$119.5	$122.0	(2.1)%	3.2%	$5.1	$6.0	(14.5)%
NA/HME	84.3	107.7	(21.7)	(22.0)	(9.4)	(6.4)	(47.1)
NA/HME, excluding GCM	84.3	98.5	(14.5)	(14.7)	(9.4)	(7.2)	(31.1)
IPG	16.4	18.2	(10.3)	(10.3)	1.9	1.4	33.3
Asia/Pacific	11.6	9.6	20.6	15.9	(0.4)	(0.7)	38.8

Europe - Constant currency net sales growth was driven by increases in mobility and seating products. Operating income decreased due to unfavorable foreign exchange and SG&A expense partially offset by increased net sales and reduced warranty and freight costs.

North America/Home Medical Equipment (NA/HME) - Constant currency net sales declines were driven by transformation activities, including the discontinuation of certain product categories, and lower respiratory sales. Adjusting for consumer power products discontinued in the fourth quarter of 2016, constant currency net sales in mobility and seating products increased. Operating loss increased primarily due to reduced net sales partially offset by favorable sales mix and reduced warranty and freight expense.

Institutional Products Group (IPG) - Net sales continued at a lower level largely due to pressures that substantially began in the second quarter of 2016. Since then the company has been rebuilding its post-acute care organization and launching new services to transform the revenue and operating income results of this segment. Operating income increased for the first three months of 2017 primarily due to reduced SG&A, warranty and freight costs partially offset by net sales declines.

Asia/Pacific - Constant currency net sales growth was driven by increases in the Australia and New Zealand distribution businesses, as well as the company's subsidiary that produces microprocessor controls. Operating loss decreased primarily from increased net sales and favorable sales mix partially offset by increased research and development costs.

Additional Highlights

•	NA/HME launched three new Küschall® active manual wheelchairs, which re-energizes its custom manual portfolio.

•	IPG launched Outcomes by Design™, offering solutions for safe patient handling, pressure management, and facility design.

•	Globally launched the innovative Cruise Mode upgrade on the Alber® Twion® power assist device.

Outlook
The company is focused on transforming its business, especially in North America. Through the first half of 2017, the company expects lower net sales, favorable sales mix and increased gross margin as a percentage of net sales. As the company progresses in the next phase of transformation, it will shift toward growing sales, reducing cost and improving efficiency. The company's priorities remain: emphasizing a culture of quality excellence and achieving its long-term earnings potential. Because of the scope and magnitude of changes being undertaken and the realized and potential changes affecting the business, the company expects some variation in the timing of these results.

Conference Call and Webcast
As previously announced, the company will conduct a conference call and webcast for investors and other interested parties on Tuesday, May 9, 2017, at 8:30 AM ET to discuss the company’s performance. Those wishing to participate in the live call should dial 888-339-3503, or for international callers 719-325-2204, and reference Conference ID 3690218. A simultaneous webcast of the call will be accessible at https://calltower.adobeconnect.com/invacare/event/registration.html. A copy of the webcast slide deck will be posted to www.invacare.com/investorrelations prior to the webcast.

A recording of the conference call can be accessed by dialing 888-203-1112 (U.S. and Canada) or 719-457-0820 (international callers) and entering the Conference ID Code 3690218 through May 16, 2017. An archive of the webcast presentation will be posted at www.invacare.com/investorrelations 24 hours after the call.

Upcoming Investor Events

•	Jefferies 2017 Healthcare Conference - June 6, 2017 (New York City)

•	CJS Securities New Ideas Summer Conference - July 11, 2017 (White Plains, New York)

About Invacare Corporation
Invacare Corporation (NYSE: IVC) is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and heading to work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, any statement made regarding the company's future results. Actual results may differ materially as a result of various risks and uncertainties, including any circumstances or developments that might delay or adversely impact the FDA's inspection of the company's Corporate and Taylor Street facilities; regulatory proceedings or the company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the company's products or operations; circumstances or developments that may make the company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current business initiatives; exchange rate fluctuations; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.

INVACARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS) (UNAUDITED)

(In thousands, except per share data)	Three Months Ended
	March 31,
	2017	2016
Net sales	$231,723	$257,552
Cost of products sold	166,578	189,692
Gross Profit	65,145	67,860
Selling, general and administrative expenses	72,513	72,834
Charges related to restructuring activities	3,283	102
Operating Loss	(10,651)	(5,076)
Net gain on convertible debt derivatives	(901)	(604)
Interest expense - net	4,430	2,319
Loss before Income Taxes	(14,180)	(6,791)
Income tax provision	2,600	1,825
Net Loss	(16,780)	(8,616)

Net Loss per Share—Basic	$(0.52)	$(0.27)

Weighted Average Shares Outstanding—Basic	32,475	32,371

Net Loss per Share—Assuming Dilution *	$(0.52)	$(0.27)

Weighted Average Shares Outstanding—Assuming Dilution	32,704	32,600
__________
* Net earnings (loss) per share assuming dilution calculated using weighted average shares outstanding - basic for periods in which there is a loss.

INVACARE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS PER SHARE
TO ADJUSTED NET LOSS PER SHARE(b)

(In thousands, except per share data)	Three Months Ended
	March 31,
	2017	2016
Net loss per share - assuming dilution*	$(0.52)	$(0.27)
Weighted average shares outstanding- assuming dilution	32,475	32,371
Net loss	(16,780)	(8,616)
Income taxes	2,600	1,825
Loss before Income Taxes	(14,180)	(6,791)
Amortization of discount on convertible debt	1,749	664
Net gain on convertible debt derivatives	(901)	(604)
Adjusted Loss before Income Taxes	(13,332)	(6,731)
Adjusted Income Taxes	2,080	1,600
Adjusted Net Loss(e)	$(15,412)	$(8,331)

Weighted Average Shares Outstanding - Assuming Dilution	32,475	32,371
Adjusted Net Loss per Share - Assuming Dilution(b) *	$(0.47)	$(0.26)

Adjusted net loss per share (Adjusted EPS) and adjusted net loss are non-GAAP financial measures, which are defined at the end of the release.

*Net loss per share assuming dilution and adjusted net loss per share(b) assuming dilution calculated using weighted average shares outstanding - basic for periods in which there is a loss.

INVACARE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA(d)

(In thousands)	Three Months Ended
	March 31,
	2017	2016
Net Loss	$(16,780)	$(8,616)
Income tax provision	2,600	1,825
Interest expense - net	4,430	2,319
Net gain on convertible debt derivatives	(901)	(604)
Operating Loss	(10,651)	(5,076)
Depreciation and amortization	3,593	3,653
EBITDA (d)	$(7,058)	$(1,423)

"EBITDA" is a non-GAAP financial measure, which is defined at the end of the release.

INVACARE CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS (UNAUDITED)

The company operates in four primary business segments:  North America/Home Medical Equipment (NA/HME), Institutional Products Group (IPG), Europe and Asia/Pacific. The four reportable segments represent operating groups, which offer products to different geographic regions. Intersegment revenue for reportable segments was $30,398,000 and $35,844,000 for the three months ended March 31, 2017 and March 31, 2016, respectively.

As of the third quarter of 2016, the company redefined the measure by which it evaluates segment income or loss. Segment performance is measured and resources are allocated based on a number of factors, with the primary profit or loss measure being operating income (loss). Segment operating income (loss) represents net sales less cost of products sold less selling, general and administrative expenses. Segment operating income (loss) excludes unallocated corporate general and administrative expenses not allocated to the segments and intersegment sales and profit eliminations, which are included in All Other. In addition, segment operating income (loss) further excludes charges related to restructuring activities, asset write-downs and gains or losses on the sales of businesses (as applicable). The previous performance measure was earnings before income taxes. With the issuance of convertible debt during 2016, this performance measure has not been utilized by the Chief Operating Decision Maker (CODM) as the interest expense incurred by the company is related to the company’s financing decision to issue convertible debt as compared to the operating decisions resulting from allocation of resources and segment operating income performance. In addition, earlier this year, the company included an operating income (loss) line on the consolidated statement of comprehensive income (loss) to emphasize the CODM’s emphasis on operating income (loss).

As noted, this performance measure, operating income (loss), is used by the CODM for purposes of making decisions about allocating resources to a segment and assessing its performance. In addition, this metric is reviewed by the company’s Board of Directors regarding segment performance and is a key metric in the performance management assessment of the company's employees. The accounting principles applied at the operating segment level are generally the same as those applied at the consolidated financial statement level. Intersegment sales are eliminated in consolidation.

INVACARE CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS (UNAUDITED)

The information by segment is as follows:

	Three Months Ended
(In thousands)	March 31,
	2017	2016	Change
Revenues from external customers
Europe (1)	$119,508	$122,031	$(2,523)
NA/HME (1)	84,262	107,672	(23,410)
IPG	16,373	18,244	(1,871)
Asia/Pacific	11,580	9,605	1,975
Consolidated	$231,723	$257,552	$(25,829)

Operating income (loss)
Europe (1)	$5,100	$5,963	$(863)
NA/HME (1)	(9,426)	(6,409)	(3,017)
IPG	1,898	1,424	474
Asia/Pacific	(430)	(703)	273
All Other	(4,510)	(5,249)	739
Charge related to restructuring activities	(3,283)	(102)	(3,181)
Consolidated operating loss	(10,651)	(5,076)	(5,575)
Net gain on convertible derivatives	901	604	297
Net Interest expense	(4,430)	(2,319)	(2,111)
Loss before income taxes	$(14,180)	$(6,791)	$(7,389)

__________
“All Other” consists of unallocated corporate selling, general and administrative expenses and intercompany profits, which do not meet the quantitative criteria for determining reportable segments.

(1) During the first quarter of 2017, a subsidiary, formerly included in the Europe segment was transferred to the NA/HME segment as it is managed by the NA/HME segment manager effective January 1, 2017. This restatement increased revenues from external customers by $1,301,000 and operating loss by $107,000 for NA/HME with an offsetting impact on Europe.

INVACARE CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT NET SALES (UNAUDITED)

The following tables provide net sales change as reported and as adjusted to exclude the impact of foreign exchange translation (constant currency net sales) as well as net sales further adjusted to exclude the impact of the sale of the GCM on September 30, 2016 which was not deemed a discontinued operation for financial reporting purposes. The current year functional constant currency net sales are translated using the prior year's foreign exchange rates. These amounts are then compared to the prior year's sales to calculate the constant currency net sales change.

Three months ended March 31, 2017 compared to March 31, 2016:

	Reported	Foreign Exchange Translation Impact	Constant Currency
Europe	(2.1)%	(5.3)%	3.2%
NA/HME	(21.7)	0.3	(22.0)
IPG	(10.3)	—	(10.3)
Asia/Pacific	20.6	4.7	15.9
Consolidated	(10.0)	(2.2)	(7.8)

	Reported	Impact of GCM	Reported excluding GCM
NA/HME	(21.7)%	(7.2)%	(14.5)%
Consolidated	(10.0)	(3.3)	(6.7)

	Constant Currency	Impact of GCM	Constant Currency excluding GCM
NA/HME	(22.0)%	(7.3)%	(14.7)%
Consolidated	(7.8)	(3.4)	(4.4)

INVACARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2017	December 31, 2016
	(In thousands)
Assets
Current Assets
Cash and cash equivalents	$76,836	$124,234
Trade receivables, net	122,604	116,307
Installment receivables, net	1,655	1,368
Inventories, net	144,758	135,644
Other current assets	34,835	31,519
Total Current Assets	380,688	409,072
Other Assets	23,380	29,687
Intangibles	28,636	29,023
Property and Equipment, net	75,450	75,359
Goodwill	360,596	360,602
Total Assets	$868,750	$903,743
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$92,483	$88,236
Accrued expenses	107,215	110,095
Current taxes payable	7,581	7,269
Short-term debt and current maturities of long-term obligations	2,198	15,261
Total Current Liabilities	209,477	220,861
Long-Term Debt	147,288	146,088
Other Long-Term Obligations	104,825	114,407
Shareholders’ Equity	407,160	422,387
Total Liabilities and Shareholders’ Equity	$868,750	$903,743

INVACARE CORPORATION AND SUBSIDIARIES
RECONCILIATION FROM NET CASH USED BY
OPERATING ACTIVITIES TO FREE CASH FLOW(c)

	Three Months Ended
(In thousands)	March 31,
	2017	2016
Net cash used by operating activities	$(30,330)	$(38,705)
Plus:
Sales of property and equipment	10	4
Less:
Purchases of property and equipment	(3,034)	(1,464)
Free Cash Flow(c)	$(33,354)	$(40,165)

Definitions of Non-GAAP Financial Measures
(a) As used throughout this document, "constant currency net sales" is a non-GAAP financial measure, which is defined as net sales excluding the impact of foreign currency translation. The current year's functional constant currency net sales are translated using the prior year's foreign exchange rates. These amounts are then compared to the prior year's sales to calculate the constant currency net sales change. A table accompanying this release compares net sales as reported and net sales excluding the effects of foreign exchange translation by segment and for the consolidated company for the three months ended March 31, 2017 and March 31, 2016. The company believes that this financial measure provides meaningful information for evaluating the core operating performance of the company. This financial measure is reconciled to the related GAAP financial measures in the "Business Segment Net Sales" table included in this press release.

(b) As used throughout this document, "adjusted net loss per share" (Adjusted EPS) is a non-GAAP financial measure, which is defined as adjusted net loss(e) divided by weighted average shares outstanding, assuming dilution. It should be noted that the company's definition of Adjusted EPS may not be comparable to similar measures disclosed by other companies because not all companies and analysts calculate Adjusted EPS in the same manner. The company believes that its exclusion adjustments are generally recognized by the industry in which it operates as relevant in computing Adjusted EPS as a supplementary non-GAAP financial measure used by financial analysts and others in the company's industry to meaningfully evaluate operating performance. This financial measure is reconciled to the related GAAP financial measure in the “Reconciliation” table located after the Condensed Consolidated Statement of Operations included in this press release.
(c) As used throughout this document, "free cash flow" is a non-GAAP financial measure, which is defined as net cash used by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment. Management believes that this financial measure provides meaningful information for evaluating the overall financial performance of the company and its ability to repay debt or make future investments. This financial measure is reconciled to the related GAAP financial measure in the “Reconciliation” table located after the Condensed Consolidated Balance Sheets included in this press release.

(d) As used throughout this document, "EBITDA" is a non-GAAP financial measure, which is defined as net loss plus: income taxes, interest expense-net, net gain or loss on convertible debt derivatives, gains or losses on sales of businesses, and depreciation and amortization. The company believes that this financial measure provides meaningful information which is used by financial analysts and others in the company's industry to evaluate the performance of the company. This financial measure is reconciled to the related GAAP financial measure in the “Reconciliation” table included in this press release.

(e) As used throughout this document, "adjusted net loss" is a non-GAAP financial measure, which is defined as adjusted net loss before income taxes net of adjusted income taxes. Adjusted net loss before income taxes is computed as the net loss excluding the amortization of convertible debt discounts recorded in interest expense ($1.7 million pre-tax for the three months ended March 31, 2017 compared to $0.7 million pre-tax for the three months ended March 31, 2016) and net gains on convertible debt derivatives ($0.9 million for the three months ended March 31, 2017 compared to $0.6 million for the three months ended March 31, 2016). Adjusted income taxes are computed as taxes as calculated for GAAP then adjusted for an expense or benefit at the statutory rate related to pretax adjustments related to locations without a valuation allowance, the exclusion of uncertain tax liabilities deemed not related to current operations or the exclusion of taxes related to nonrecurring sales of non-inventory product or entities on an intercompany basis. (Note: The U.S. is in a full valuation allowance and accordingly, no tax expense adjustments are appropriate related to U.S. pre-tax adjustments.) This financial measure is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the Condensed Consolidated Statement of Operations included in this press release.